                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                RAILAMERICA, INC.

                            COTTON ACQUISITION CORP.

                                       AND

                                  RAILTEX, INC.





                          DATED AS OF OCTOBER 14, 1999



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                                TABLE OF CONTENTS
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
ARTICLE I
         The Merger
         SECTION 1.01....................................................................................The Merger         1
         SECTION 1.02.......................................................................................Closing         2
         SECTION 1.03................................................................................Effective Time         2
         SECTION 1.04.........................................................................Effects of the Merger         2
         SECTION 1.05..........................................................Articles of Incorporation and Bylaws         2
         SECTION 1.06.....................................................................................Directors         2
         SECTION 1.07......................................................................................Officers         2
         SECTION 1.08..........................................................................Supplementary Action         2


ARTICLE II
         Effect of the Merger on the Capital Stock of
         the Constituent Corporations; Exchange of Certificates
         SECTION 2.01.......................................................................Effect on Capital Stock         3
         SECTION 2.02......................................................................Exchange of Certificates         6
         SECTION 2.03.............................................................................Dissenting Shares         7


ARTICLE III
         Representations and Warranties of the Company
         SECTION 3.01..................................................................................Organization         8
         SECTION 3.02..................................................................................Subsidiaries         8
         SECTION 3.03................................................................................Capitalization         9
         SECTION 3.04.....................................................................................Authority         9
         SECTION 3.05.........................................................Consents and Approvals; No Violations         9
         SECTION 3.06..........................................................SEC Reports and Financial Statements         10
         SECTION 3.07..........................................................Absence of Certain Changes or Events         11
         SECTION 3.08....................................................................No Undisclosed Liabilities         11
         SECTION 3.09..........................................................................Information Supplied         12
         SECTION 3.10.................................................................................Benefit Plans         12
         SECTION 3.11...............................................................Other Compensation Arrangements         13
         SECTION 3.12....................................................................................Litigation         14
         SECTION 3.13..................................................................Permits; Compliance with Law         14
         SECTION 3.14...................................................................................Tax Matters         14
         SECTION 3.15....................................................................Brokers; Fees and Expenses         16
         SECTION 3.16.........................................................................Intellectual Property         16
         SECTION 3.17.................................................................................Vote Required         17
         SECTION 3.18.................................................................................Labor Matters         17
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                                      (i)
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         SECTION 3.19............................................................Title to and Condition of Property         17
         SECTION 3.20.........................................................................Environmental Matters         17
         SECTION 3.21.....................................................................................Customers         18
         SECTION 3.22.................................................................Interested Party Transactions         18
         SECTION 3.23...................................................................Absence of Certain Payments         18
         SECTION 3.24.....................................................................................Insurance         19
         SECTION 3.25..............................................................................Fairness Opinion         19
         SECTION 3.26...............................................................................Full Disclosure         19
         SECTION 3.27.....................................................No Knowledge of Inaccurate Representation         19


ARTICLE IV
         Representations and Warranties of Parent and Sub
         SECTION 4.01..................................................................................Organization         19
         SECTION 4.02..................................................................................Subsidiaries         19
         SECTION 4.03................................................................................Capitalization         20
         SECTION 4.04.....................................................................................Authority         20
         SECTION 4.05.........................................................Consents and Approvals; No Violations         21
         SECTION 4.06..........................................................SEC Reports and Financial Statements         21
         SECTION 4.07..........................................................Absence of Certain Changes or Events         22
         SECTION 4.08....................................................................No Undisclosed Liabilities         22
         SECTION 4.09..........................................................................Information Supplied         22
         SECTION 4.10.................................................................................Benefit Plans         23
         SECTION 4.11....................................................................................Litigation         24
         SECTION 4.12..................................................................Permits; Compliance with Law         24
         SECTION 4.13...................................................................................Tax Matters         24
         SECTION 4.14.....................................................................Interim Operations of Sub         26
         SECTION 4.15.......................................................................................Brokers         26
         SECTION 4.16.........................................................................Intellectual Property         26
         SECTION 4.17.................................................................................Vote Required         26
         SECTION 4.18.................................................................................Labor Matters         27
         SECTION 4.19.............................................................................Title to Property         27
         SECTION 4.20.........................................................................Environmental Matters         27
         SECTION 4.21.................................................................Interested Party Transactions         28
         SECTION 4.22...................................................................Absence of Certain Payments         28
         SECTION 4.23.....................................................................................Insurance         28
         SECTION 4.24..............................................................................Fairness Opinion         28
         SECTION 4.25...............................................................................Full Disclosure         28
         SECTION 4.26..........................................................................Financial Capability         29
         SECTION 4.27.....................................................No Knowledge of Inaccurate Representation         29

ARTICLE V
         Covenants
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                                      (ii)

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         SECTION 5.01......................................................................Covenants of the Company         29
         SECTION 5.02...............................................................................No Solicitation         31
         SECTION 5.03.........................................................................Company Other Actions         33
         SECTION 5.04...........................................................................Covenants of Parent         33
         SECTION 5.05..........................................................................Parent Other Actions         34
         SECTION 5.06...........................................................................Registration Rights         34
         SECTION 5.07...................................................................................Board Seats         34

ARTICLE VI
         Additional Agreements
         SECTION 6.01...................Registration Statement/Proxy Statement; Quotation on Nasdaq National Market         34
         SECTION 6.02........................................................Stockholder Approvals; Recommendations         35
         SECTION 6.03.........................................................................Access to Information         36
         SECTION 6.04............................................................................Reasonable Efforts         36
         SECTION 6.05...............................................................................Confidentiality         37
         SECTION 6.06.............................................................................Fees and Expenses         37
         SECTION 6.07....................................................................Indemnification; Insurance         38
         SECTION 6.08...................................................................................STB Filings         38
         SECTION 6.09..............................................................................Employee Matters         39

ARTICLE VII
         Conditions
         SECTION 7.01....................................Conditions to Each Party's Obligation To Effect the Merger         40
         SECTION 7.02..............................Conditions to Obligations of Parent and Sub to Effect the Merger         40
         SECTION 7.03.................................Conditions to Obligations of the Company to Effect the Merger         41

ARTICLE VIII
         Termination and Amendment
         SECTION 8.01...................................................................................Termination         42
         SECTION 8.02.........................................................................Effect of Termination         43
         SECTION 8.03.....................................................................................Amendment         44
         SECTION 8.04.............................................................................Extension; Waiver         44

ARTICLE IX
         Miscellaneous
         SECTION 9.01.................................................Nonsurvival of Representations and Warranties         44
         SECTION 9.02.......................................................................................Notices         44
         SECTION 9.03................................................................................Interpretation         45
         SECTION 9.04..................................................................................Counterparts         46
         SECTION 9.05...................................................Entire Agreement; Third Party Beneficiaries         46
         SECTION 9.06.................................................................................Governing Law         46
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                                     (iii)
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         SECTION 9.07.....................................................................................Publicity         46
         SECTION 9.08....................................................................................Assignment         46
         SECTION 9.09...................................................................................Enforcement         46
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EXHIBIT 5.06       Registration Rights
EXHIBIT 6.09(d)    Retention Plan(1)

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of October 14, 1999, among RailAmerica, Inc., a Delaware corporation ("Parent"), Cotton Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent ("Sub"), and RailTex, Inc., a Texas corporation (the "Company").

         WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that it is in the best interests of their respective companies and stockholders that Parent acquire the business of the Company pursuant to the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement whereby each outstanding share (each a "Company Share") of common stock, par value $0.10 per share, of the Company ("Company Common Stock"), other than those Shares of Company Common Stock owned directly or indirectly by Parent or the Company, will be converted into the right to receive (i) $13.50 in cash and (ii) 0.66666667 shares of common stock, par value $.001 of Parent (each whole share a "Parent Share");

         WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that the Merger is fair to, and in the best interests of, their respective companies and stockholders, and have approved the Merger, and the Board of Directors of the Company has recommended the approval and adoption of this Agreement by the Company's stockholders; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:



                                    ARTICLE I

                                   The Merger

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act (the "Texas Corporation Act"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Texas Corporation Act. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 9.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         SECTION 1.02. Closing. The closing of the Merger will take place at 10:00 a.m. (Miami time) on a date to be specified by Parent or Sub, which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Greenberg Traurig, P.A., counsel to Parent, unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file Articles of Merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the Texas Corporation Act and shall make all other filings or recordings required under the Texas Corporation Act. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Texas Secretary of State, or at such later time as Sub and the Company shall agree and as is specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the Texas Corporation Act.

         SECTION 1.05. Articles of Incorporation and Bylaws.

                  (a) The Articles of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so that such articles are the same as the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law; provided that Article I thereof shall continue to provide that the corporate name of the Surviving Corporation is "RailTex, Inc."

                  (b) The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time or such other persons as Parent shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.08. Supplementary Action. If at any time after the Effective Time, any further assignments or assurances are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Company or Sub, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered in the name of and on behalf of the Company and the Sub to execute and deliver any and all things necessary or proper to vest or to

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perfect or confirm title to such property or rights in the Surviving
Corporation, and otherwise to carry out the purposes and provisions of this Agreement.



                                   ARTICLE II

                  Effect of the Merger on the Capital Stock of
             the Constituent Corporations; Exchange of Certificates

         SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Shares or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Company Owned Stock. All Company Shares (if any) that are held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be canceled and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Each Company Share (other than Company Shares to be canceled in accordance with Section 2.01(b) and Company Shares which are held by stockholders who have demanded and not waived or lost their right to dissent pursuant to Section 2.03 and Articles 5.12 and
5.13 of the Texas Corporation Act and who have not withdrawn or lost such right to dissent) shall be converted into the right to receive

                      (i) $13.50 in cash, without interest (the "Cash Consideration"), and

                      (ii) 0.66666667 Parent Shares (the "Stock
         Consideration" and together with the Cash Consideration, the "Merger Consideration").

                      As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration and the number of Parent Shares into which the shares represented by such certificate have been converted in accordance with this Section 2.01(c). If subsequent to the date of this Agreement but prior to the Effective Time, Parent should split or combine the Parent Shares or pay a stock dividend or other stock distribution in Parent Shares, then the number of Parent Shares issuable as Stock Consideration shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

                      Prior to the Effective Time, the Board of Directors of Parent shall, for purposes of Rule 16b-3(d)(1) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), specifically approve the issuance of Parent Shares pursuant to the Merger to directors, officers and stockholders of the Company subject to Section 16 of the Exchange Act.

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

                  (d) Stock Options. The Company shall take all actions necessary to provide that all outstanding options to acquire shares of Company Common Stock ("Options") granted under any stock option plan, program or similar arrangement of the Company, each as amended (the "Stock Option Plans"), shall become fully exercisable and vested immediately prior to the Effective Time whether or not otherwise exercisable and vested. The Company shall comply with the terms of the Stock Option Plans, as applicable, and, to the extent required thereunder, provide written notice to the holders of Options that such Options shall be treated as set forth herein. All Options which are outstanding immediately prior to the Effective Time shall be canceled and each holder thereof shall be entitled to receive, subject to reduction for any applicable withholding taxes, from Parent or the Surviving Corporation, at the same time and in the same manner as the holders of Company Shares pursuant to Section 2.02, for each Option to acquire one share of Company Common Stock, (i) an amount in cash equal to (A) the Cash Consideration payable to the holder of one share of Company Common Stock pursuant to Section 2.01(c)(i) assuming such Option had been exercised immediately prior to the Effective Time minus (B) the exercise price of such Option (the "Exercise Difference"), plus (ii) certificates representing that number of Parent Shares that the holder of one share of Company Common Stock would have the right to receive pursuant to
Section 2.01(c)(ii) assuming such Option had been exercised prior to the Effective Time; provided, however, if the Exercise Difference is a negative number, at the election of the holder of any Option, such holder can elect to pay for the Exercise Difference in cash or the number of Parent Shares to be provided to the Option holder under clause (ii) shall be reduced by an amount that is equal in value to the Exercise Difference based on the higher of the average closing price for a Parent Share on the Nasdaq National Market for the five trading days ending two business days prior to the Effective Time and a value of $9.75 per share. Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain such consents, if any, from the holders as are required to cancel the Options. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall, at the election of the holders of any Option, first be deducted from the amount, if any, payable under clause (i) of the preceding sentence and, if such amount is insufficient to satisfy the Option holder's tax withholding liability, thereafter, at the election of Parent, the Parent shall (x) use its reasonable best efforts (including, without limitation, by preparing and filing any registration statement and by causing such registration statement to become effective), and the Company shall cooperate in seeking, as of the Effective Time, standby purchasers for Parent Shares for the holders of Options or (y) reduce the Stock Consideration payable in respect of such Options by an amount equal in value to the amount of the remaining withholding based on the higher of the average closing price for a Parent Share on the Nasdaq National Market for the five trading days ending two business days prior to the Effective Time and a value of $9.75 per share, in each case to enable such holder to pay applicable withholding taxes. Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Stock Option Plans, the Company shall cause the Stock Option Plans to terminate as of the Effective Time.

                  (e) Company Long-Term Incentive Plans. The Company shall take all actions necessary to provide that all units representing shares of Company Common Stock ("Stock Units") granted under the Company's Long Term Incentive Plans, each as amended (the "LTIPs"), shall become fully vested immediately prior to the Effective Time whether or not

                                       4
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otherwise vested. All Stock Units which are outstanding immediately prior to the
Effective Time shall be canceled and each holder thereof shall be entitled to receive the Merger Consideration, subject to reduction for any applicable withholding taxes, from Parent or the Surviving Corporation, for each Stock
Unit. All applicable withholding taxes attributable to the Cash Consideration shall be deducted from the Cash Consideration payable as contemplated hereby.
All applicable withholding taxes attributable to the Stock Consideration shall, at the election of the holder of the Stock Units, either be (i) deducted from the Cash Consideration or (ii) the Parent shall, at its election, (x) use its reasonable best efforts (including, without limitation, by preparing and filing any registration statement and by causing any registration statement to become effective), and the Company shall cooperate, in seeking, as of the Effective Time, standby purchasers for the Parent Shares of any such holder to enable such holders to pay applicable withholding taxes or (y) reduce the Stock
Consideration payable with respect to the Stock Unit by an amount that is equal to the amount of the withholding based on the higher of the average closing price for a Parent Share on the Nasdaq National Market for the five trading days ending two business days prior to the Effective Time and a value of $9.75 per share to enable such holder to pay applicable withholding taxes. Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain such consents, if any, from the holders as are required to cancel the Stock Units. Except as provided herein or as otherwise agreed to by the parties, the Company shall cause the LTIPs to terminate as of the Effective Time. The Company shall comply with the terms of the LTIPs, as applicable, and, to the extent required thereunder, provide written notice to the holders of the Stock Units of the matters set forth herein.

                  (f) Company Employee Stock Purchase Plan. The Company shall take all actions necessary to terminate the Company's Employee Stock Purchase Plan as promptly as practicable after the date hereof but in no event later than November 1, 1999 in accordance with the terms thereof.

                  (g) Restricted Stock. The Company shall take all actions necessary to provide that all outstanding shares of Company Common Stock issued pursuant to any restricted stock plan, program or similar arrangement of the Company, each as amended (the "Restricted Stock Plans", and the Company Common Stock issued thereunder, the "Restricted Stock"), shall become fully vested and all applicable restrictions shall lapse immediately prior to the Effective Time whether or not otherwise vested. The Company shall comply with the terms of the Restricted Stock Plans, as applicable, and, to the extent required thereunder, provide written notice to the holders of Restricted Stock that such Restricted Stock shall be treated as set forth herein. All Restricted Stock outstanding immediately prior to the Effective Time shall be canceled and each holder thereof shall be entitled to receive the Merger Consideration, net of any applicable withholding taxes, from Parent or the Surviving Corporation, at the same time and in the same manner as the holders of Company Shares pursuant to
Section 2.01(c). All applicable withholding taxes attributable to the Cash Consideration shall be deducted from the Cash Consideration payable as contemplated hereby. All applicable withholding taxes attributable to the Stock Consideration shall, at the election of the holder of Restricted Stock, either be (i) deducted from the Cash Consideration or (ii) the Parent shall, at its election, (x) use its reasonable best efforts (including, without limitation, by preparing and filing any registration


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statement and by causing any registration statement to become effective), and the Company shall cooperate, in seeking, as of the Effective Time, standby purchasers for the Parent Shares of any such holder to enable such holders to pay applicable withholding taxes or (y) reduce the Stock Consideration payable with respect to the Restricted Stock by an amount that is equal to the amount of the withholding based on the higher of the average closing price for a Parent Share on the Nasdaq National Market for the five trading days ending two business days prior to the Effective Time and a value of $9.75 per share to enable such holder to pay applicable withholding taxes. Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Stock Plans, the Company shall cause the Stock Plans to terminate as of the Effective Time.

                  (h) Adjustment to Merger Consideration. In the event the sale of the Company's assets listed in Section 2.01(h) of the Disclosure Schedule is not consummated prior to the Effective Time for net proceeds of at least $9.0 million, the definition of (1) Cash Consideration in Section 2.01(c)(i) shall be automatically amended to reduce the Cash Consideration set forth in Section 2.01(c)(i) by an amount (the "Reallocation Amount") equal to the quotient determined by dividing (i) $9.0 million less the amount of net proceeds, if any, received by the Company from the sale of all or a portion of such assets by (ii) the number of fully diluted shares of Company Common Stock as of the Effective Time (but without giving effect to any Company Stock Options which as of the Effective Time have terminated without having been exercised or exchanged pursuant to Section 2.01(d)(e)(f) or (g)), and (2) the Stock Consideration in
Section 2.01(c)(ii) shall be automatically amended to increase the Stock Consideration set forth in Section 2.01(c)(ii) by the number of Parent Shares (valued at $9.75) equal to the Reallocation Amount.

         SECTION 2.02. Exchange of Certificates.

                  (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). No later than the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Exchange Agent the aggregate Cash Consideration (including the cash payable pursuant to Section 2.02(e)) and Stock Consideration with respect to all holders of Company Shares (other than Company Shares to be canceled in accordance with Section 2.01(b) and Company Shares which are held by stockholders who have demanded their right to dissent pursuant to Section 2.03 and Articles 5.12 and 5.13 of the Texas Corporation Act and who have not withdrawn or lost such right to dissent). The Parent Shares issuable with respect to Company Shares in the Merger shall be deemed to have been issued at the Effective Time.

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Shares (other than Company Shares to be canceled in accordance with Section 2.01(b) and Company Shares which are held by stockholders who have demanded and perfected their right to dissent pursuant to
Section 2.03 and Articles 5.12 and 5.13 of the Texas Corporation Act and who have not withdrawn or lost such right to dissent) (the "Certificates"), (i) a letter of transmittal (which shall

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

specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash and the number of Parent Shares into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent.

                  (c) Dividends. No dividends that are declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their Certificates representing Company Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Shares shall be issued any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender.

                  (d) No Further Ownership Rights in Company Common Stock. The Cash Consideration paid and Stock Consideration issuable upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Fractional Securities. No certificates or scrip representing fractional Parent Shares shall be issued in connection with the Merger, and such fractional interest shall not entitle the owner thereof to vote or to any rights of a stockholder. In lieu of any such fractional shares, each holder of Company Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article II shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average closing price for a Parent Share on the Nasdaq National Market for the five (5) trading days ending two business days prior to the Effective Time.

                  (f) No Liability. At any time following the expiration of six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto, which shall be payable to Parent at Parent's request) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar law) only as general creditors thereof with respect to the Merger Consideration payable and issuable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.03. Dissenting Shares.

                  (a) Each outstanding share of Company Common Stock, the holder of which has demanded such holder's right to dissent in accordance with Articles
5.12 and 5.13 of the Texas Corporation Act and has not effectively withdrawn or lost such holder's right to dissent ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by such Articles 5.12 and 5.13. Each holder of Dissenting Shares who becomes entitled to payment for such holder's Company Common Stock pursuant to Articles 5.12 and
5.13 of the Texas Corporation Act shall receive payment therefor from the Surviving Corporation from funds provided by Parent (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such Articles 5.12 and 5.13).

                  (b) If any holder of Company Common Stock who demands such holder's right to dissent with respect to such holder's shares under Articles
5.12 and 5.13 of the Texas Corporation Act shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's right to dissent, whether before or after the Effective Time, the Company Common Stock held by such holder shall be converted into a right to receive the Merger Consideration in accordance with Section 2.01(c).

                  (c) The Company shall give Parent (i) prompt notice of any written objections to the Merger, written demands exercising the right to dissent, withdrawals of written demands exercising the right to dissent and any other instruments served pursuant to Articles 5.12 and 5.13 of the Texas Corporation Act and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to written demands exercising the right to dissent under such Articles 5.12 and 5.13. The Company will not voluntarily make any payment with respect to any exercises of rights to dissent and will not, except with the prior written consent of Parent, settle or offer to settle any such exercises.



                                   ARTICLE III

                  Representations and Warranties of the Company

         The Company represents and warrants to Parent and Sub as follows:

         SECTION 3.01. Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect (as defined in Section 9.03) on the Company or prevent or materially delay the consummation of the Merger. The Company has made available to Parent complete and correct copies of its restated articles of incorporation and bylaws and the certificate of incorporation and bylaws (or similar organizational documents) of each of the Company's subsidiaries.

         SECTION 3.02. Subsidiaries. The only subsidiaries of the Company (the "Subsidiaries") are listed in Section 3.02(a) of the disclosure schedule annexed hereto (the "Disclosure Schedule"). All the outstanding shares of capital stock of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company as set forth in Section 3.02(a) of the Disclosure Schedule, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. The Company also owns the partnership interests and membership interests identified in Section 3.02(b) of the Disclosure Schedule. Except as otherwise specified in Section 3.02(b) of the Disclosure Schedule, the Company owns 100% of the partnership interests and membership interests in said partnerships and limited liability companies. Except for the capital stock of the Subsidiaries and the partnership interests and membership interests in the partnerships and limited liability companies listed in Section 3.02(b), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). At the close of business on October 1, 1999, (i) 9,218,314 shares of Company Common Stock were issued and outstanding,

(ii) 1,076,484 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options (as defined below) as set forth in
Section 3.03 of the Disclosure Schedule and (iii) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above, and except for shares issued upon the exercise of Company Stock Options, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.03 of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Subsidiaries or obligating the Company or any of the Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 3.03 of the Disclosure Schedule, there are not any outstanding contractual obligations (i) of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of the Subsidiaries. Except as set forth in Section
3.03 of the Disclosure Schedule, there are no restrictions on the right of the Company to vote or dispose of any shares of the capital stock of the Subsidiaries.

         SECTION 3.04. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the Shares (the "Company Stockholder Approval")). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         SECTION 3.05. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, and the rules and regulations promulgated thereunder

(including the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to any required approval by the Company's stockholders of this Agreement, the Surface Transportation Board (the "STB"), the Texas Corporation Act, and except as set forth in Section 3.05 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company or of the similar organizational documents of any of the Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their properties or assets, except in the case of clause
(iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.06. SEC Reports and Financial Statements. The Company and the Subsidiaries have filed with the SEC true and complete copies of, all forms, reports, exhibits, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the Exchange Act or the Securities Act of 1933 (the "Securities Act") from and after December 31, 1996 (such forms, reports, exhibits schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company SEC Document, the Company SEC Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents as well as the Company's financial statements as of and for the three months and six months ended June 30, 1999 heretofore delivered to Parent, as of the dates thereof comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material and except for the absence of notes thereto) the consolidated financial position of the Company and the Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         SECTION 3.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or as set forth in Section 3.07 of the Disclosure Schedule and except as provided in this Agreement, since June 30, 1999, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 9.03) with respect to the Company. Except as disclosed in the Company SEC Documents or as set forth in
Section 3.07 of the Disclosure Schedule, since June 30, 1999, there has not been
(i) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, other than the issuance of Company Shares upon the exercise of Options or the issuance of Restricted Stock or Stock Units (collectively, the "Company Stock Options"),
(iii) any material change in accounting methods, principles or practices by the Company, (iv) (w) any granting by the Company or any of the Subsidiaries to any executive officer of the Company or any of the Subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of June 30, 1999, (x) any granting by the Company or any of the Subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of June 30, 1999, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of the Subsidiaries into any employment, severance or termination agreement with any executive officer, or (z) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably would be expected to have a material adverse effect on the Company, (vi) any amendments or changes in the articles of incorporation or bylaws of the Company, or (vii) any material revaluation by the Company of any of its assets, including writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 3.08. No Undisclosed Liabilities. Except as and to the extent set forth in the Company SEC Documents or in Section 3.08 or in any other Section of the Disclosure Schedule, as of June 30, 1999, neither the Company nor any of the Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on an interim consolidated balance sheet of the Company and the Subsidiaries. Since June 30, 1999, except as and to the extent set forth in the Company SEC Documents or in
Section 3.08 or any other Section of the Disclosure Schedule and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, neither the Company nor any of the Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could not be reasonably expected to have a material adverse effect on the Company, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Subsidiaries. The Company and its subsidiaries had no more than an aggregate of $125 million of indebtedness for borrowed money (excluding trade payables) outstanding on a consolidated basis as of September 30, 1999.

         SECTION 3.09. Information Supplied. None of the information supplied or to be supplied by the Company in writing specifically for inclusion in (a) the Registration Statement on Form S-4 (or such other form required or deemed appropriate by the SEC) to be filed with the SEC by Parent under the Securities Act for the purpose of registering the Parent Shares to be issued in the Merger or pursuant to this Agreement (the "Registration Statement") and/or (b) the joint proxy statement to be distributed in connection with the Special Meeting (as defined in Section 6.02(a)) and the Parent Stockholders' Meeting (as defined in Section 6.02(b)) (the "Proxy Statement"), will, in the case of the Registration Statement, at the time it becomes effective and the Effective Time, or, in the case of the Proxy Statement and any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of each of the Special Meeting and the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it pertains to the Company, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 3.10. Benefit Plans.

                  (a) Except as set forth in Section 3.10 of the Disclosure Schedule, each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or the Subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, including any Pension Plan or Welfare Plan, is a "Benefit Plan") has been administered in all material respects in accordance with its terms. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company and the Subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements. Section 3.10 of the Disclosure Schedule sets forth a list of all material Benefit Plans. Except as set forth in Section 3.10(a) of the Disclosure Schedule, none of the Welfare Plans promises or provides retiree medical or other retiree welfare benefits to any person. To the Knowledge of the Company (as defined in Section 9.03), no fiduciary of a Benefit Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to the Company. Each Benefit Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and, to the Knowledge of the Company, nothing has occurred which would reasonably be expected to impair such determination. All contributions required to be made with respect to any Benefit Plan pursuant to the terms of the Benefit Plan or any collective bargaining agreement, have been made on or before their due dates.

                  (b) None of the Pension Plans is subject to Title IV of ERISA and none of the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code or pursuant to Title IV of ERISA (each, including the Company, a "Commonly Controlled Entity") has any liability under Title IV of ERISA (whether actual or contingent) with respect to a Pension Plan, or to any other employee pension benefit plan that is or was maintained, contributed to or required to be contributed to by a Commonly Controlled Entity (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

                  (c) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid or as to which a Commonly Controlled Entity would have liability pursuant to Section 4212(c) of ERISA.

                  (d) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without material liability to the Company or the Subsidiaries, except as set forth in the plan or in any agreement related thereto, as provided by law or as disclosed in Section 3.10(d) of the Disclosure Schedule or as otherwise set forth in this Agreement.

                  (e) With respect to each Benefit Plan, the Company has delivered or, not less than 30 days prior to the Effective Time shall deliver, to Parent (i) current, accurate and complete copies of each such Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, agreements and any other material documents or instruments relating thereto);
(ii) copies of the most recent Internal Revenue Service determination letter (including copies of any outstanding requests for determination letters) with respect to each such Benefit Plan which is intended to qualify under Section 401(a) of the Code; and (iii) copies of the most recent Form 5500 annual report and accompanying schedules, the most recent actuarial report (to the extent applicable), and the most recent summary plan descriptions.

                  (f) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of the Company, there exists no condition or set of circumstances (including without limitation the transactions contemplated by this Agreement) in connection with which the Company or the Subsidiaries could be subject to any material liability (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         SECTION 3.11. Other Compensation Arrangements.

                  (a) Except as disclosed in the Company SEC Documents or in
Section 3.11(a) of the Disclosure Schedule, and except as provided in this Agreement, as of the date of this Agreement, neither the Company nor any of the Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 180 calendar days notice or less and involving the payment of more than $150,000 per annum, (ii) agreement with any executive officer of the Company or any of the Subsidiaries (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or (y) providing any term of employment or compensation guarantee extending for a period longer than two years or the payment of more than $150,000 per year, or
(iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (b) Except as disclosed in the Company SEC Documents or as set forth in Section 3.11(b) of the Disclosure Schedule, since January 1, 1999, neither the Company nor any of the Subsidiaries has entered into, adopted, amended or terminated any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any director or executive officer, except in accordance with the terms thereof. Set forth in
Section 3.11(b) of the Disclosure Schedule is a payroll schedule reflecting salary increases for the Company's employees between June 30, 1999 and September 30, 1999.

         SECTION 3.12. Litigation. Except as disclosed in the Company SEC Documents or Section 3.12 of the Disclosure Schedule, as of the date hereof there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company SEC Documents or Section 3.12 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.13. Permits; Compliance with Law. The Company and the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all

Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on the Company. The Company and the Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in the Company SEC Documents or in Section 3.13 of the Disclosure Schedule, the businesses of the Company and the Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of the Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which could not be reasonably expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.14. Tax Matters.

                  (a) The Company and each of the Subsidiaries has filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. Each of the Company and each of the Subsidiaries has paid (or the Company has paid on the Subsidiaries' behalf) all taxes required to be paid by it (without regard to whether a tax return is required or to the amount shown on any tax return), except taxes for which an adequate reserve has been established on the most recent financial statements contained in the Company SEC Documents (the "Most Recent Financial Statements")). The Most Recent Financial Statements reflect an adequate reserve for all taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) Except as set forth in Section 3.14 of the Disclosure Schedule, no material tax return of the Company or any of the Subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of the Subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Federal income tax returns of the Company and each of the Subsidiaries consolidated in such returns have not been examined by and settled with the Internal Revenue Service.

                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of the Company or any of the Subsidiaries, except for liens for taxes not yet due or being contested in good faith.

                  (e) None of the Company or any of the Subsidiaries is liable for taxes of any other person (other than taxes of the Company and the Subsidiaries) or is a party to or is bound by any tax sharing agreement.

                  (f) None of the Company or any of the Subsidiaries shall be required to include in a taxable period ending after the Effective Time for a material amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

                  (g) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  (h) Neither the Company nor, to the Knowledge of the Company, any of the Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code.

                  (i) Except as set forth in Section 3.14(i) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (j) All material elections with respect to taxes affecting the Company and the Subsidiaries are attached to the Company's tax returns, to the extent so required.
                  (k) There are no private letter rulings in respect of any material tax pending between the Company or the Subsidiaries and any taxing authority.

         SECTION 3.15. Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company other than Chase Securities, Inc. ("Chase"), whose fees (which shall not exceed $3,200,000) shall be paid by the Company.

         SECTION 3.16. Intellectual Property.

                  (a) Except as set forth in Section 3.16 of the Disclosure Schedule and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company:

                      (1) the Company and each of the Subsidiaries owns, clear of any liens or encumbrances of any kind, or is licensed or otherwise has the legally enforceable right to use, all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

                      (2) no claims are pending or, to the Knowledge of the Company, threatened that the Company or any of the Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to the Company or any of the Subsidiaries and, to the Knowledge of the Company, there are no valid grounds for any such claims;

                      (3) to the Knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of the Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of the Subsidiaries.

                      (4) to the Knowledge of the Company, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by the Company or any of the Subsidiaries or challenging the Company's or any of the Subsidiaries' license or legally enforceable right to use any Intellectual Property licensed by it; and

                      (5) to the Knowledge of the Company, all patents, registered trademarks, service marks and copyrights held by the Company and each of the Subsidiaries are valid and subsisting.

                  (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         SECTION 3.17. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class of capital stock necessary to approve this Agreement and the Merger.

         SECTION 3.18. Labor Matters. Except as set forth in Section 3.18 of the Disclosure Schedule or the Company SEC Documents, as of the date hereof, (i) there are no controversies pending or, to the Knowledge of the Company, threatened, between the Company or any of the Subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected to have, a material adverse effect on the Company; (ii) neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Subsidiaries, nor does the Company or any of the Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) to the Knowledge of the Company there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of the Subsidiaries which would reasonably be expected to have a material adverse effect on the Company.

         SECTION 3.19. Title to and Condition of Property. Except as set forth in the Company SEC Documents or Section 3.19 of the Disclosure Schedule, the Company and each of the Subsidiaries have good title to all of their owned properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby in accordance with industry standards or which could not reasonably be expected to have a material adverse effect on the Company; and all leases pursuant to which the Company or any of the Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing default or event of default by the Company or the Subsidiaries or to the Knowledge of the Company any other party thereto (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a material adverse effect on the Company. Except as set forth in Section 3.19 of the Disclosure Schedule, since October 1, 1999, there has been no material adverse change in any of such material tangible personal property, whether owned or leased. None of the Company or the Subsidiaries has granted any option or other right to acquire any portion of its material owned properties or assets, except as set forth in Section 3.19 of the Disclosure Schedule.

         SECTION 3.20. Environmental Matters. Except as set forth in Section
3.20 of the Disclosure Schedule or the Company SEC Documents, and except where such has not had and could not reasonably be expected to have a material adverse effect, on the Company or any of the Subsidiaries to the Knowledge of the Company, the Company and each of the Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations, including Company Permits, which are required to be obtained under all applicable federal, state or local laws or any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment ("Environmental Laws"), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes, including petroleum, into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes, including petroleum, by the Company or any of the Subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any uncured past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which could give rise to any material capital expenditure or common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company or any of the Subsidiaries under any Environmental Law or otherwise based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste, including petroleum; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or any of the Subsidiaries (or any of their respective agents) thereunder and (v) none of the Company nor any of the Subsidiaries has entered into any agreement to undertake or pay for any response action of any kind or nature or to pay any damages (including punitive damages), costs, fines or penalties associated with any release or threatened release of any pollutant, contaminant or hazardous or toxic material or waste, including petroleum, at any location.

         SECTION 3.21. Customers. Section 3.21 of the Disclosure Schedule sets forth a list of the Company's twenty five (25) largest customers (detailed, in the case of government agencies, by separate government agency) in terms of gross sales for the fiscal year ended December 31, 1998. Except as set forth in
Section 3.21 of the Disclosure Schedule, since December 31, 1998, to the Knowledge of the Company there have not been any changes in the business relationships of the Company with any of the customers named therein that would constitute a material adverse effect on the Company.

         SECTION 3.22. Interested Party Transactions. Except as set forth in
Section 3.22 of the Disclosure Schedule or the Company SEC Documents, since January 1, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC, except for contracts with terms no less favorable to the Company than would reasonably be expected in a similar transaction with an unaffiliated third party.

         SECTION 3.23. Absence of Certain Payments. None of the Company, any of the Subsidiaries or any of their respective affiliates, officers, directors, employees or agent or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Company, any of the Subsidiaries or any of their respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 3.24. Insurance. All material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of the Subsidiaries are with reputable insurance carriers, provide coverage of all normal risks incident to the business of the Company and the Subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a material adverse effect on the Company.

         SECTION 3.25. Fairness Opinion. The Board of Directors of the Company has received an opinion of Chase, financial advisor to the Company dated the date hereof to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

         SECTION 3.26. Full Disclosure. (i) No written statement contained in any certificate or schedule furnished by the Company or the Subsidiaries to Parent or Sub in, or pursuant to the provisions of, this Agreement, and (ii) none of the monthly consolidated financial statements for July and August 1999 heretofore furnished by the Company to Parent, including the accompanying commentary, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 3.27. No Knowledge of Inaccurate Representation. The Company has no Knowledge as of the date hereof that any representation or warranty of the Parent or the Sub in this Agreement is not true and correct.



                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

         Parent and Sub represent and warrant to the Company as follows:

         SECTION 4.01. Organization. Each of Parent, Sub and each of Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of Parent's other subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger. Each of Parent, Sub and Parent's other subsidiaries has made available to the Company complete and correct copies of its certificate of incorporation and bylaws (or similar organizational documents).

         SECTION 4.02. Subsidiaries. The only subsidiaries of Parent are listed in Section 4.02(a) of the Disclosure Schedule. Except as set forth in Section
4.02 of the Disclosure Schedule, all the outstanding shares of capital stock of each such subsidiary are owned by Parent, by another wholly owned subsidiary of Parent or by Parent and another wholly owned subsidiary of Parent as set forth in Section 4.02(a) of the Disclosure Schedule, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. Parent also owns the partnership interests identified in Section 4.02(b) of the Disclosure Schedule. Except as otherwise specified in Section 4.02(b) of the Disclosure Schedule, Parent owns 100% of the partnership interests in said partnerships. Except for the capital stock of the listed subsidiaries and the partnership interests in the partnerships listed in Section 4.02(b), Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 4.03. Capitalization. The authorized capital stock of Parent consists of 30,000,000 Parent Shares and 1,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). At the close of business on October 4, 1999, (i) 11,670,152 Parent Shares were outstanding (and an additional 692,089 Parent Shares were in the treasury), (ii) 1,714,500 Parent Shares were reserved for issuance upon exercise of outstanding options exercisable to purchase Parent Shares ("Parent Stock Options") and (iii) 460,400 shares of Parent Preferred Stock were issued and outstanding. Except as set forth above or in Section 4.03 of the Disclosure Schedule, and except for shares issued upon the exercise of Parent Stock Options since October 4, 1999, as of the date of this Agreement, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Section 4.03 of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote. Except as set forth above or in
Section 4.03 of the Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations (i) of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or (ii) Parent to vote or to dispose of any shares of the capital stock of any of its subsidiaries. Except as set forth in Section 4.03 of the Disclosure Schedule, there are no restrictions on the right of Parent to vote or dispose of any shares of the capital stock of its subsidiaries.

         The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 ("Sub Common Stock"), 1,000 of which are issued and outstanding as of the date hereof. Parent owns all issued and outstanding shares of Sub Common Stock. All of the issued and outstanding shares of Sub Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights.

         SECTION 4.04. Authority. Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement and the issuance of shares pursuant to this Agreement by the holders of a majority of the Parent Shares voting at the Parent Stockholders' Meeting (the "Parent Stockholder Approval")). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate such transactions (in each case, other than, with respect to the Merger, Parent Stockholder Approval). This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         SECTION 4.05. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required by or under, as applicable, and other applicable requirements of, the Exchange Act, and the rules and regulations promulgated thereunder (including filing with the SEC of a proxy statement relating to the approval by Parent's stockholders of the issuance of more than 20% of Parent's outstanding shares pursuant to this Agreement), the STB and the Texas Corporation Act, and except as set forth in
Section 4.05 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not be reasonably expected to have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or Sub is a party or by which either of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Sub or any of their properties or assets, except in the case of clause (iii) and (iv) for violations, breaches or defaults that could not be reasonably expected to have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger.

         SECTION 4.06. SEC Reports and Financial Statements. Parent and its Subsidiaries have filed with the SEC true and complete copies of, all forms, reports, exhibits, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the Exchange Act or the Securities Act from and after December 31, 1996 (such forms, reports, exhibits, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Parent SEC Documents"). The Parent SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Parent SEC Document, the Parent SEC Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents as well as the Parent's financial statements as of and for the three months and six months ended June 30, 1999 heretofore delivered to the Company, as of the dates thereof comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material and except for the absence of notes thereto) the consolidated financial position of Parent and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         SECTION 4.07. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or as set forth in Section 4.07 of the Disclosure Schedule, since June 30, 1999, Parent and its subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice through the date hereof, and there has not been any material adverse change (as defined in Section 9.03) with respect to Parent. Except as disclosed in the Parent SEC Documents or as set forth in Section 4.07 of the Disclosure Schedule, since June 30, 1999, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to Parent's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of Parent's capital stock or, through the date hereof, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock other than the issuance of Parent Shares upon the exercise of Parent Stock Options,
(iii) any material change in accounting methods, principles or practices by Parent, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on Parent, (v) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent, or (vi) any material revaluation by Parent of any of its assets, including writing off of notes or accounts receivable other than in the ordinary course of business.

         SECTION 4.08. No Undisclosed Liabilities. Except as and to the extent set forth in the Parent SEC Documents or in Section 4.08 of the Disclosure Schedule or in any other Section of the Disclosure Schedule, as of June 30, 1999, neither Parent nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on an interim consolidated balance sheet of Parent and its subsidiaries. Since June 30, 1999, except as and to the extent set forth in the Parent SEC Documents or in Section 4.08 or any other Section of the Disclosure Schedule and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, neither Parent nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could not be reasonably expected to have a material adverse effect on Parent, or would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its subsidiaries. The Parent and its subsidiaries had no more than an aggregate of $290 million of indebtedness for borrowed money (excluding trade payables) outstanding on a consolidated basis as of September 30, 1999.

         SECTION 4.09. Information Supplied. None of the information supplied or to be supplied by Parent or Sub in writing specifically for inclusion in the Registration Statement and/or the Proxy Statement, will in the case of the Registration Statement, at the time it becomes effective and the Effective Time, or, in the case of the Proxy Statement and any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of each of the Special Meeting and the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement, insofar as it pertains to Parent and Sub, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.10.     Benefit Plans.

                  (a) Except as set forth in Section 4.10 of the Disclosure Schedule, each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Parent Pension Plan"), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) (a "Parent Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Parent or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "Parent Benefit Plan") has been administered in all material respects in accordance with its terms. Parent and its subsidiaries and all the Parent Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements. Section 4.10 of the Disclosure Schedule sets forth a list of all material Parent Benefit Plans. Except as set forth in Section 4.10(a) of the Disclosure Schedule, none of the Parent Welfare Plans promises or provides retiree medical or other retiree welfare benefits to any person. To the Knowledge of Parent (as defined in Section 9.03), no fiduciary of a Parent Benefit Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to Parent. Each Parent Benefit Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and to the Knowledge of Parent nothing has occurred which would reasonably be expected to impair such determination. All contributions required to be made with respect to any Parent Benefit Plan pursuant to the terms of the Parent Benefit Plan or any collective bargaining agreement, have been made on or before their due dates.

                  (b) None of the Parent Pension Plans is subject to Title IV of ERISA and none of Parent or any other person or entity that, together with Parent, is or was treated as a single employer under Section 414 of the Code or pursuant to Title IV of ERISA (each, including Parent, a "Parent Commonly Controlled Entity") has any liability under Title IV of ERISA (whether actual or contingent) with respect to a Parent Pension Plan, or to any other employee pension benefit plan that is or was maintained, contributed to or required to be contributed to by a Parent Commonly Controlled Entity (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

                  (c) No Parent Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid or as to which a commonly controlled entity would have liability pursuant to Section 4212(c) of ERISA.

                  (d) Each Parent Benefit Plan that is a Parent Welfare Plan may be amended or terminated at any time after the Effective Time without material liability to Parent or its subsidiaries, except as set forth in the plan, as provided by law or as disclosed in Section 4.10(d) of the Disclosure Schedule.

                  (e) With respect to each Parent Benefit Plan, the Parent has delivered, or not less than 30 days prior to the Effective Time shall deliver, to Company (i) current, accurate and complete copies of each such Parent Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, agreements and any other material documents or instruments relating thereto); (ii) copies of the most recent Internal Revenue Service determination letter (including copies of any outstanding requests for determination letters) with respect to each such Parent Benefit Plan which is intended to qualify under Section 401(a) of the Code; and (iii) copies of the most recent Form 5500 annual report and accompanying schedules, the most recent actuarial report (to the extent applicable), and the most recent summary plan descriptions.

                  (f) With respect to the Parent Benefit Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of the Parent, there exists no condition or set of circumstances (including without limitation the transactions contemplated by this Agreement) in connection with which the Parent could be subject to any material liability (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         SECTION 4.11. Litigation. Except as disclosed in the Parent SEC Documents or Section 4.11 of the Disclosure Schedule, as of the date hereof, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger. Except as disclosed in the Parent SEC Documents or Section 4.11 of the Disclosure Schedule, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger.

         SECTION 4.12. Permits; Compliance with Law. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on Parent. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply could not reasonably be expected to have a material adverse effect on Parent. Except as disclosed in the Parent SEC Documents or in Section 4.12 of the Disclosure Schedule, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that could not reasonably be expected to have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the Knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which could not be reasonably expected to have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger.

         SECTION 4.13. Tax Matters.

                  (a) Parent and each of its subsidiaries has filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. Each of Parent and each of its subsidiaries has paid (or Parent has paid on the subsidiaries' behalf) all taxes required to be paid by it (without regard to whether a tax return is required or to the amount shown on any tax return), except taxes for which an adequate reserve has been established on the most recent financial statements contained in the Parent SEC Documents (the "Parent Most Recent Financial Statements")). The Parent Most Recent Financial Statements reflect an adequate reserve for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) Except as set forth in Section 4.13 of the Disclosure Schedule, no material tax return of Parent or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by Parent or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Federal income tax returns of Parent and each of its subsidiaries consolidated in such returns have not been examined by and settled with the Internal Revenue Service.

                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of Parent or any of its subsidiaries, except for liens for taxes not yet due or being contested in good faith.

                  (e) None of Parent or any of its subsidiaries is liable for taxes of any other person (other than taxes of Parent and its subsidiaries) or is a party to or is bound by any tax sharing agreement.

                  (f) None of Parent or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time for a material amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

                  (g) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  (h) Neither Parent nor, to the Knowledge of Parent, any of its subsidiaries has filed a consent pursuant to or agreed to the application of
Section 341(f) of the Code.

                  (i) Neither Parent nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (j) All material elections with respect to taxes affecting Parent and its subsidiaries are disclosed or attached to Parent's tax returns, to the extent so required.

                  (k) There are no private letter rulings in respect of any material tax pending between Parent or its subsidiaries and any taxing authority.

         SECTION 4.14. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         SECTION 4.15. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub other than Credit Suisse First Boston and Donaldson, Lufkin & Jenrette, Inc., whose fees shall be paid by Parent.

         SECTION 4.16.     Intellectual Property.

                  (a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on Parent:

                      (1) Parent and each of its subsidiaries owns clear of any liens or encumbrances of any kind, or is licensed or otherwise has the legally enforceable right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

                      (2) no claims are pending or, to the Knowledge of Parent, threatened that Parent or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to Parent or any of its subsidiaries and, to the Knowledge of Parent, there are no valid grounds for any such claims;

                      (3) to the Knowledge of Parent, no person is infringing on or otherwise violating any right of Parent or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Parent or any of its subsidiaries.

                       (4) to the Knowledge of Parent, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by Parent or any of its subsidiaries or challenging Parent's or any of its subsidiaries' license or legally enforceable right to use any Intellectual Property licensed by it; and

                       (5) to the Knowledge of Parent, all patents, registered trademarks, service marks and copyrights held by Parent and each of its subsidiaries are valid and subsisting.

         SECTION 4.17. Vote Required. The affirmative vote of the holders of a majority of the Parent Shares voting at the Parent stockholders meeting (so long as a quorum is present at such stockholders meeting) is the only vote of the holders of any class of capital stock necessary to approve this Agreement and the issuance of Parent Shares pursuant to the Merger.

         SECTION 4.18. Labor Matters. Except as set forth in Section 4.18 of the Disclosure Schedule or the Parent SEC Documents, as of the date hereof (i) there are no controversies pending or, to the Knowledge of Parent, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected to have, a material adverse effect on Parent; (ii) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries, nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) to the Knowledge of Parent there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which could reasonably be expected to have a material adverse effect on Parent.

         SECTION 4.19. Title to Property. Except as set forth in the Parent SEC Documents or Section 4.19 of the Disclosure Schedule, Parent and each of its subsidiaries have good title to all of their owned properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby in accordance with industry standards or which could not reasonably be expected to have a material adverse effect on Parent; and, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of Parent, under any of such leases, any existing default or event of default by Parent or the Subsidiaries to the Knowledge of Parent any other party thereto (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a material adverse effect on Parent. Except as set forth in Section 4.19 of the Disclosure Schedule, since October 1, 1999, there has been no material adverse change in any of such material tangible personal property, whether owned or leased. None of Parent or its subsidiaries has granted any option or other right to acquire any portion of its material owned properties or assets, except as set forth in Section 4.19(c) of the Disclosure Schedule.

         SECTION 4.20. Environmental Matters. Except as set forth in Section
4.20 of the Disclosure Schedule or the Parent SEC Documents, and except where such has not had and could not reasonably be expected to have a material adverse effect, on Parent or any of its Subsidiaries, to the Knowledge of Parent, Parent and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations, including Parent Permits, which are required to be obtained under all applicable Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes, including petroleum into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes, including petroleum, by Parent or any of its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, is not aware of nor has received notice of any uncured past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which could give rise to any material capital expenditure or common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against Parent or any of its subsidiaries under any Environmental Law or otherwise based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste, including petroleum; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or any of its subsidiaries (or any of their respective agents) thereunder; and (v) none of Parent or any of its subsidiaries has entered into any agreement to undertake or pay for any response action of any kind or nature or to pay any damages (including punitive damages), costs, fines or penalties associated with any release or threatened release of any pollutant, contaminant or hazardous or toxic material or waste, including petroleum, at any location.

         SECTION 4.21. Interested Party Transactions. Except as set forth in
Section 4.21 of the Disclosure Schedule or the Parent SEC Documents, since January 1, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC, except for contracts with terms no less favorable to Parent than would reasonably be expected in a similar transaction with an unaffiliated third party.

         SECTION 4.22. Absence of Certain Payments. None of Parent, any of its subsidiaries or any of their respective affiliates, officers, directors, employees or agent or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of Parent, any of its subsidiaries or any of their respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 4.23. Insurance. All material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide coverage of all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a material adverse effect on Parent.

         SECTION 4.24. Fairness Opinion. The Board of Directors of Parent has received an opinion of Credit Suisse First Boston, financial advisor to Parent, dated the date hereof to the effect that the Merger Consideration is fair, from a financial point of view, to the Parent.

         SECTION 4.25. Full Disclosure. (i) No written statement contained in any certificate or schedule furnished by Parent or Sub to the Company in, or pursuant to the provisions of, this Agreement, and (ii) none of the monthly consolidated financial statements for July and August 1999 heretofore furnished by Parent to the Company contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 4.26. Financial Capability. Parent has delivered to the Company a complete, correct and duly executed copy of a commitment letter addressed to Parent from Donaldson, Lufkin & Jenrette for the aggregate amount of up to $530 million in financing, together with a complete and correct copy of any other related written arrangement or agreement (the "Financing Commitment"). The Financing Commitment is sufficient to consummate the Merger in accordance with the terms hereof. Parent knows of no circumstances or condition that will prevent the availability at the closing of the Merger (pursuant to Section 1.02) of the requisite financing to consummate the transactions contemplated by this Agreement on the terms set forth herein, as provided in the Financing Commitment.

         SECTION 4.27. No Knowledge of Inaccurate Representation. The Parent has no Knowledge as of the date hereof that any representation or warranty of the Company in this Agreement is not true and correct.



                                    ARTICLE V

                                    Covenants

         SECTION 5.01. Covenants of the Company. The Company agrees as to itself and the Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in the Disclosure Schedule or to the extent that Parent shall otherwise give prior written consent):

                  (a) Ordinary Course. The Company shall, and shall cause the Subsidiaries to, carry on their respective businesses in all material respects according to their usual, regular and ordinary course and the Company shall, and shall cause the Subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and maintain satisfactory relationships with customers, suppliers and others having material business relationships with the Company and the Subsidiaries.

                  (b) Dividends; Changes in Stock. The Company shall not, and shall not permit any of the Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the Subsidiaries or any other securities thereof other than the repurchase of director's qualifying shares upon the resignation or removal of the director.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of the Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options and convertible securities of the Company outstanding on the date of this Agreement and in accordance with the terms of such Company Stock Options and convertible securities, (ii) issuances by a Subsidiary of the Company of its capital stock to the Company or (iii) the issuance of director's qualifying shares upon the election or appointment of the director.

                  (d) Governing Documents. The Company shall not, and shall not permit any of the Subsidiaries to, amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents).

                  (e) No Acquisitions. The Company shall not, and shall not permit any of the Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any substantial assets of (other than inventory and equipment in the ordinary course consistent with past practice, to the extent not otherwise prohibited by this Agreement), or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, other than the acquisition set forth in Section 5.01(e) of the Disclosure Schedule or any other acquisitions for a purchase price not to exceed $2.0 million. For purposes of this section, a substantial asset is an asset that has a purchase price of more than $200,000.

                  (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of the Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, the Company may execute definitive purchase and sale agreements for the sale by the Company of the assets listed in Section 2.01(h) of the Disclosure Schedule.

                  (g) Indebtedness. The Company shall not, and shall not permit any of the Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of the Subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice under the Company's line of credit described in Section 5.01(g) of the Disclosure Schedule, indebtedness not to exceed an aggregate of $5.0 million or hedging transactions described in Section 5.01(g) of the Disclosure Schedule, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than, with respect to both clauses (i) and (ii) above, (A) to the Company or any direct or indirect wholly owned subsidiary of the Company, or (B) any advances to employees in accordance with past practice.

                  (h) Advice of Changes; Filings. The Company shall confer with Parent on a regular and frequent basis as reasonably requested by Parent, report on operational matters and promptly advise Parent of any change or event having, or which, insofar as can reasonably be foreseen, is likely to have, a material adverse effect on the Company. The Company shall promptly provide to Parent (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (i) Accounting Changes. The Company shall not make any material change, other than in the ordinary course of business, consistent with past practice, or as required by the SEC or law, with respect to any accounting methods, principles or practices used by the Company (except insofar as may be required by a change in GAAP, of which the Company shall promptly notify Parent).

                  (j) Discharge of Liabilities. Except for fees and expenses related to the transactions contemplated herein, the Company shall not, and shall not permit any of the Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of an aggregate of $1 million, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of (i) liabilities recognized or disclosed in the Most Recent Financial Statements, or (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice. The Company shall not, and shall not permit any of the Subsidiaries to, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of the Subsidiaries is a party.

                  (k) Compensation of Company Employees. Except as provided in
Section 3.07 of the Disclosure Schedule or as otherwise contemplated by this Agreement, the Company and the Subsidiaries will not, except as may be required by law, (i) enter into, adopt, amend or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any director, executive officer or current or former key employee,
(ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, executive officer or key employee, except as required by any Benefit Plan or agreement with such employees existing on the date of this Agreement and except for increases in the compensation of any executive officer or key employee of not more than an aggregate of 15% of such officer's or employee's compensation on the date hereof, (iii) enter into, adopt, amend or terminate any Benefit Plan or other benefit plan or agreement, arrangement, plan or policy for the benefit of any employees who are not directors, executive officers or current or former key employees of the Company, other than increases in the compensation of employees made in the ordinary course of business consistent with past practice, or (iv) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights or restricted stock).

                  (l) Material Contracts. Neither the Company nor any of the Subsidiaries shall (i) modify, amend or terminate any material contract or agreement to which the Company or such Subsidiary is a party, or (ii) waive, release or assign any material rights or claims of the Company.

                  (m) No Dissolution, Etc. The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation of the Company or any of the material Subsidiaries.

                  (n) Tax Election. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company shall not make any material tax election or settle or compromise any material income tax liability.

                  (o) General. The Company shall not, and shall not permit any of the Subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions described in this Section 5.01.

         SECTION 5.02. No Solicitation.

                  (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). From and after the date hereof until the termination of this Agreement, the Company shall not, nor shall it permit any of the Subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time the Board of Directors of the Company determines in good faith, based upon the opinion of independent legal counsel (who may be the Company's regularly engaged independent counsel), that it is necessary to act in a manner which is consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Superior Proposal (as hereinafter defined), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such unsolicited Superior Proposal pursuant to a confidentiality agreement in substantially the same form as the confidentiality agreement executed by the Company and Parent, and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and the Subsidiaries or 20% or more of any class of equity securities of the Company or any of the Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of the Subsidiaries, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Subsidiaries (other than the transactions between the parties hereto contemplated by this Agreement). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based upon the written advice of Chase) to be more favorable to the Company's stockholders than the terms of the Merger set forth in this Agreement, provided that Chase advises the Company that it reasonably believes that such third party has the ability to finance the transaction.

                  (b) Except as set forth in this Section 5.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation of this Agreement or the Merger by such Board of Directors or such committee, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, based upon the written advice of its financial advisors and advice of independent legal counsel (who may be the Company's regularly engaged independent counsel), that it is necessary to do so in order for the Board of Directors to act in a manner which is consistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of Section 5.02) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to enter into a binding agreement (other than a confidentiality agreement in accordance with Section 5.02(a)) with respect to any Acquisition Proposal, it shall concurrently with entering into such binding agreement pay, or cause to be paid, to Parent the Termination Fee (as such term is defined in Section 6.06(b)). The Board of Directors of the Company may withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation of this Agreement or the Merger by such Board of Directors during the occurrence and continuation of any change, condition, event or development that would permit the Company not to consummate the Merger as contemplated by Section 7.03(a), provided that at such time as such change, condition, event or development no longer exists or would no longer permit the Company not to consummate the Merger as contemplated by Section 7.03(a), the Board of Directors of the Company shall again recommend that holders of Company Common Stock approve and adopt this Agreement and approve the Merger.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.02, the Company shall promptly advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

                  (e) The Company acknowledges and agrees that money damages may not be an adequate remedy in the event of any breach of the provisions of this
Section 5.02 and that the Parent and Sub may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Section 5.02.

         SECTION 5.03. Company Other Actions. Except as contemplated by Section
5.02 or the other provisions of this Agreement, the Company shall not, and shall not permit any of the Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied in all material respects.

         SECTION 5.04. Covenants of Parent. Parent agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in the Disclosure Schedule or to the extent that the Company shall otherwise give prior written consent:

                  (a) Advice of Changes; Filings. Parent shall promptly advise the Company of any change or event having, or which, insofar as can reasonably be foreseen, is likely to have, a material adverse effect on Parent. Parent shall promptly provide to the Company (or its counsel) copies of all filings made by Parent with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (b) No Dissolution, Etc. Parent shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation of Parent or any of its material subsidiaries.

         SECTION 5.05. Parent Other Actions. Except as contemplated by this Agreement, Parent shall not, and shall not permit any of its subsidiaries to, take any action that would reasonably be expected (a) to result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied in all material respects or (b) to materially and adversely affect the Parent's or the Company's ability to consummate the Merger (including, without limitation, the availability of the Financing Commitment).

         SECTION 5.06. Registration Rights. Parent shall take such actions as are necessary to provide the registration rights set forth in Exhibit 5.06 hereto to those persons who constitute Holders (as defined in Exhibit 5.06), and Parent shall take such actions to register the Parent Shares issuable thereunder as provided therein. This Section 5.06 shall survive and be in full force and effect until the Termination Date (as defined in Exhibit 5.06 hereto).

         SECTION 5.07. Board Seats. Parent shall cause two (2) individuals designated by the Company prior to the mailing of the definitive Proxy Statement to be elected to its Board of Directors effective as of the Effective Time, to serve until their respective successors shall be duly elected and qualified or until their earlier resignation, removal or death, which designees shall be two
(2) of the individuals listed on Section 5.07 of the Disclosure Schedule.



                                   ARTICLE VI

                              Additional Agreements

         SECTION 6.01. Registration Statement/Proxy Statement; Quotation on Nasdaq National Market.

                  (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Parent Shares to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants), the Company and Parent shall file with the SEC the definitive Proxy Statement and Parent shall file with the SEC the Registration Statement, which Proxy Statement and Registration Statement shall each comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the SEC thereunder. Parent and the Company shall use their reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

                  (b) The Company and Parent shall cause the Proxy Statement to be mailed to their respective stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

                  (c) Each of Parent and Sub, on the one hand, and the Company, on the other hand, warrants to the other that the information provided and to be provided by Parent and Sub and the Company, respectively (or incorporated by reference to filings made with the SEC by

Parent and the Company, respectively), for use in each of the Registration Statement, on the date the Registration Statement becomes effective, and the Proxy Statement, on the date the Proxy Statement is filed with the SEC and on the date it is first mailed to the Company's stockholders and the date it is first mailed to Parent's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub, on the one hand, and the Company, on the other, shall notify the other parties promptly of the receipt of any comments by the SEC and of any request by the SEC for amendments or supplements to the preliminary Proxy Statement, the Proxy Statement or the Registration Statement or for additional information, and shall supply one another with copies of all correspondence with the SEC with respect to any of the foregoing. If at any time prior to the Special Meeting, any event should occur relating to Parent or Sub (or any of their respective affiliates, directors or officers) which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent shall promptly inform the Company. If at any time prior to the Parent Stockholders' Meeting, any event should occur relating to the Company, the Subsidiaries or any of their respective affiliates, directors or officers which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the Company shall promptly inform Parent. Whenever any event occurs which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent and the Company shall, upon learning of such event, cooperate with each other promptly to file and clear with the SEC and, if applicable, mail such amendment or supplement to the stockholders of the Company and Parent.

                  (d) Parent shall use its best efforts to obtain approval for quotation on the Nasdaq National Market, upon official notice of issuance, of the Parent Shares to be issued pursuant to the Merger.

         SECTION 6.02. Stockholder Approvals; Recommendations.

                  (a) The Company, acting through its Board of Directors, shall
(i) call, give notice of, convene and hold a special meeting of the holders of Company Common Stock for the purpose of voting upon this Agreement and the Merger (the "Special Meeting") and (ii) subject to Section 5.02(b), include in the Proxy Statement the recommendation of its Board of Directors that holders of Company Common Stock approve and adopt this Agreement and approve the Merger at the Special Meeting. The Special Meeting will be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited, in connection with the Special Meeting are solicited in compliance with all applicable laws, regulations, orders, judgments and decrees. The Company's obligation to call, give notice of, convene and hold the Special Meeting in accordance with this
Section 6.02(a) shall not be limited or otherwise affected by the disclosure, announcement, commencement, submission or making of any Superior Proposal or other Acquisition Proposal, or by any withdrawal or modification of the recommendation of the Board of Directors of the Company with respect to the Merger. The Company shall, at the direction of Parent, solicit from holders of Company Shares entitled to vote at the Special Meeting proxies in favor of the Company

Stockholder Approval. The Company shall not be permitted to delay, adjourn, postpone or reschedule the Special Meeting, or delay the vote of the Company's stockholders on the Merger, without Parent's prior written consent (which consent will not be unreasonably withheld or delayed if the need for the delay, adjournment, postponement or rescheduling of the Special Meeting or the delay in such vote is attributable solely to factors outside the Company's control).

                  (b) Parent, acting through its Board of Directors, shall (i) call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon this Agreement and the issuance of Parent Shares pursuant to the Merger (the "Parent Stockholders' Meeting"), and (ii) include in the Proxy Statement the recommendation of its Board of Directors that its stockholders vote in favor of the issuance of Parent Shares in the Merger at the Parent Stockholders' Meeting. The Parent Stockholders' Meeting will be held as promptly as practicable after (and, to the extent feasible, on the same day as) the Special Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited, in compliance with all applicable laws, regulations, orders, judgments and decrees.

                  (c) Notwithstanding anything to the contrary contained in this
Section 6.02, the Company's Board of Directors shall be permitted to withdraw or modify its recommendation in favor of the Merger only in accordance with the provisions of Section 5.02(b) and upon payment of the Termination Fee in accordance with the terms of this Agreement.

         SECTION 6.03. Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company or Parent is subject (from which such party shall use reasonable efforts to be released), each of the Company and Parent shall, and the Company shall cause each of the Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel and other representatives or advisors of the other party access, during normal business hours to all their respective properties, books, contracts, commitments and records and, during such period, each of Parent and the Company shall (and the Company shall cause each of the Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements, and (b) all other information concerning its business, properties and personnel as the other party may reasonably request.

         SECTION 6.04. Reasonable Efforts. Each of the Company, Parent and Sub agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with any Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and the Company shall cause each of the Subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of or hold separate any material assets.

         SECTION 6.05. Confidentiality.

                  (a) Prior to the Closing, each of Parent and Sub shall, and shall cause its affiliates (as defined in Section 9.03) and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Parent, Sub, any of their respective affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Parent, Sub, any of their respective affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers from a source not bound by a confidentiality agreement or arrangement (written or oral) with the Company, and (iii) information that is required to be disclosed by Parent, Sub, any of their respective affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Entity; and provided further that Parent promptly shall notify the Company of any disclosure pursuant to clause (iii) of this
Section 6.05. Promptly after any termination of this Agreement, Parent, Sub and their representatives shall return to the Company or destroy all copies of documentation with respect to the Company that were supplied by or on behalf of the Company pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses Parent, Sub and/or their representatives may have prepared containing information derived from such materials.

                  (b) Prior to the Closing, the Company shall, and shall cause its affiliates (as defined in Section 9.03) and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning Parent and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the Company, any of its affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to the Company any of its affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers from a source not bound by a confidentiality agreement or arrangement (written or oral) with Parent or Sub, and (iii) information that is required to be disclosed by the Company any of its affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Entity; and provided further that the Company promptly shall notify Parent of any disclosure pursuant to clause (iii) of this Section 6.05. Promptly after any termination of this Agreement, the Company and its representatives shall return to Parent or destroy all copies of documentation with respect to Parent that were supplied by or on behalf of Parent pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses the Company and/or its representatives may have prepared containing information derived from such materials.

         SECTION 6.06. Fees and Expenses.

                  (a) Except as provided below in this Section 6.06, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, the Company and Parent shall share equally all costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including SEC filing fees) in connection with the Merger and the transactions contemplated hereby.

                  (b) If (i) Parent or Sub terminates this Agreement under
Section 8.01(d) (except under the circumstances contemplated by the last sentence of Section 5.02(b)) or (ii) the Company terminates this Agreement pursuant to Section 8.01(e), the Company shall pay to Parent, or cause to be paid, within two (2) days of receipt of notice of a termination pursuant to subsection (i) above or immediately following the notice by the Company pursuant to subsection (ii) above, a termination fee in an amount equal to the sum of (x) $8,000,000 plus (y) expenses incurred and paid by Parent and Sub exclusively in connection with the transactions contemplated hereby not to exceed $2.0 million in the aggregate (such sum is referred to herein as the "Termination Fee").

         SECTION 6.07. Indemnification; Insurance.

                  (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current and former directors, officers and employees (the "Indemnified Parties") of the Company and the Subsidiaries as provided in their respective certificates of incorporation or bylaws (or similar organizational documents) or existing indemnification contracts or under applicable law shall survive the Merger and shall continue in full force and effect in accordance with their terms, and, in any event, for not less than six years following the Effective Time, Parent and Sub agree to cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by law.

                  (b) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing D&O Insurance policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premium paid by the Company for such insurance, but in such case shall purchase the maximum amount of coverage available for such amount.

                  (c) This Section 6.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

         SECTION 6.08 STB Filings. Parent will cause to be made all filings and submissions under the ICC Termination Act of 1995 and any other laws or regulations applicable to the consummation of the transactions contemplated by this Agreement, including a notice of exemption under 49 C.F.R. Section 1180.2(d)(2) to obtain exemption from the prior approval requirements of 49 U.S.C. Section 11323 to control more than one non-contiguous rail carrier. Parent shall be responsible for all filing fees and other expenses in connection with such filings. The Company shall assist and support such filings, and shall have an opportunity to review and comment on all such filings.

         SECTION 6.09 Employee Matters.

                  (a) As of the Effective Time, the employees of the Company and the Subsidiaries (excluding the individuals set forth in Section 6.09(a) of the Disclosure Schedule) shall continue their employment with the Surviving Corporation and the Subsidiaries without interruption at the same base annual salary or hourly wage rate, as applicable, and the same position as pertained to such employees immediately prior to the Effective Time. Except as may be specifically required by applicable law or the terms of any employment or collective bargaining agreement, neither the Surviving Corporation nor any Subsidiary shall have any obligation to continue any employment relationship with any employee for any specific period of time after the Effective Time.

                  (b) As of the Effective Time, Parent shall cause the Surviving Corporation and the Subsidiaries to: (i) honor and satisfy all obligations and liabilities under the Benefit Plans and all employment and collective bargaining agreements to which the Company or any Subsidiary is a party, and (ii) continue all Benefit Plans that are maintained by the Company or the Subsidiaries as of the Effective Time in accordance with their terms and applicable law. Notwithstanding the foregoing, the Surviving Corporation and the Subsidiaries reserve the right to amend or terminate any of the Benefit Plans following the first anniversary of the Effective Time in accordance with their respective terms and applicable law. To the extent that any such Benefit Plan is terminated or amended at any time after the first anniversary of the Effective Time so as to materially reduce the benefits that are then being provided with respect to participants thereunder, Parent shall arrange for each individual who is then a participant in such terminated or amended arrangement to participate in a benefit arrangement maintained by Parent or its subsidiaries that provides, in the aggregate, benefits that are no less favorable than those offered to similarly situated employees of the Parent and its subsidiaries, provided that
(i) such participants shall receive full credit for all service with the Company, the Surviving Corporation and the Subsidiaries, including, but not limited to, recognition of service for eligibility, vesting and, to the extent not duplicative of benefits received under any such arrangement, the amount of benefits, (ii) such participants shall participate in such benefit arrangements on terms that are no less favorable than offered to similarly situated employees of Parent and its subsidiaries, (iii)

Parent shall waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to the employees of the Company and the Subsidiaries under the Welfare Plans (except for limitations or waiting periods that are already in effect and that have not been satisfied with respect to such employees), and (iv) shall provide credit to the employees of the Company and the Subsidiaries for any co-payments and deductibles paid by such employees under the Welfare Plans.

                  (c) Parent acknowledges and agrees that at the earlier of the Effective Time or February 1, 2000, the Company shall pay to each eligible employee designated in Section 6.09(c) of the Disclosure Schedule the amount for each such employee determined in accordance with the Company's 1999 Annual Bonus Plan. The aggregate amount for all eligible employees is currently expected to be approximately $1,350,000, but could be as high as $2,500,000 depending on the Company's performance.

                  (d) Parent acknowledges and agrees that prior to the Effective Time the Company shall adopt a retention bonus program substantially in the form attached hereto as Exhibit 6.09(d) (the "Retention Plan") covering employees of the Company and the Subsidiaries. The Retention Plan shall provide, in the aggregate, bonus payments to eligible employees of not more than $1.0 million.



                                   ARTICLE VII

                                   Conditions

         SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

                  (b) This Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Company Common Stock;

                  (c) This Agreement and the issuance of Parent Shares pursuant to the Merger shall have been approved by the affirmative vote of the holders of at least a majority of the Parent Shares voting at the Parent Stockholder Meeting;

                  (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority or other regulatory body required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a material adverse effect on the

Company, shall have been obtained without the imposition of any condition having a material adverse effect on the Company;

                  (e) The fairness opinions referred to in each of Section 3.25 and Section 4.24 hereof shall be in effect, and shall not have been withdrawn on or prior to the Effective Time;

                  (f) Exemption or approval for the transactions contemplated by this Agreement shall have been obtained from the STB, and shall be in full force and effect; and

                  (g) No Governmental Authority or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement.

         SECTION 7.02. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) On and after the date hereof, there shall not have occurred any change, condition, event or development that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a material adverse effect on the Company;

                  (b) The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects when made or at and as of the Effective Time (other than representations and warranties that speak as of a specific time or date which shall have been true as of the specified date), except in any case (other than the representations in Section 3.03) where such failure to be true and correct would not reasonably be likely to have a material adverse effect on the Company;

                  (c) The representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects when made or at and as of the Effective Time (other than representations and warranties that speak as of a specific time or date which shall have been true as of the specified date), except in any case (other than the representations in Section 3.03) where such failure to be true and correct would not reasonably be likely to have a material adverse effect on the Company;

                  (d) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement;

                  (e) The Company shall have delivered to Parent and Sub a certificate of an officer of the Company to the effect that each of the conditions specified in Sections 7.02(b), (c) and (d) is satisfied in all respects;

                  (f) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of the Company or the Subsidiaries is a party, or by which any of them is bound, as are set forth in
Section 7.02(f) of the Disclosure Schedule, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on the Company, shall have been obtained; and

                  (g) There shall not have occurred (i) any general suspension of, or limitation on the prices for, trading in securities on the New York Stock Exchange or the Nasdaq National Market for more than one trading day, (ii) any decline, measured from the date hereof, in the Dow Jones Industrial Average by an amount in excess of 20%, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any direct material limitation by any Governmental Authority on the extension of credit by banks or other lending institutions, (v) a declaration of war, or (vi) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

         SECTION 7.03. Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) On and after the date hereof, there shall not have occurred any change, condition, event or development that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a material adverse effect on Parent;

                  (b) The representations and warranties of Parent and Sub in this Agreement that are qualified by materiality shall be true and correct in all respects when made or at and as of the Effective Time (other than representations and warranties that speak as of a specific time or date which shall have been true as of the specified date), except in any case where such failure to be true and correct would not reasonably be likely to have a material adverse effect on the Parent;

                  (c) The representations and warranties of the Parent and Sub in this Agreement that are not qualified by materiality shall be true and correct in all material respects when made or at and as of the Effective Time (other than representations and warranties that speak as of a specific time or date which shall have been true as of the specified date), except in any case where such failure to be true and correct would not reasonably be likely to have a material adverse effect on the Parent;

                  (d) Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement;

                  (e) Parent and Sub shall have delivered to the Company a certificate of an officer of each of Parent and Sub, respectively, to the effect that each of the conditions specified in Sections 7.03(b), (c) and (d) is satisfied in all respects;

                  (f) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of Parent or its subsidiaries is a party, or by which any of them is bound, as are set forth in
Section 7.03(f) of the Disclosure Schedule, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on the Parent, shall have been obtained;

                  (g) The Parent Shares to be issued pursuant to the Merger shall have been approved for quotation on the Nasdaq National Market; and

                  (h) The Company shall have received an opinion, dated the Effective Time, of Greenberg Traurig, P.A., counsel to Parent and Sub, as to the due authorization, issuance and non-assessability of the Parent Shares to be issued pursuant to the Merger, in form and substance reasonably satisfactory to the Company.



                                  ARTICLE VIII

                            Termination and Amendment

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any party that has failed to perform its obligations under Section 6.04;

                  (c) by Parent or Sub, if

                      (i) there has been a breach of any representation or warranty on the part of the Company, which breach (x) causes the conditions set forth in Section 7.02(b) or (c) not to be satisfied, and
         (y) in the case of breaches of the representations and warranties contained in Sections 3.01, 3.02, 3.04, 3.05, 3.07, 3.09, 3.10, 3.11,
         3.13, 3.14, 3.15, 3.16, 3.19, 3.20, 3.21, 3.22 and 3.24, shall not have been cured within 30 days following written notice from Parent of such breach;

                      (ii) the Company shall have failed to comply in any material respect with any of its material obligations or covenants contained herein; or

                      (iii) the holders of more than 10% of the Company
         Common Stock shall have given written objections to the Merger or written demands exercising their dissenter's rights under Section 2.03 hereof and Articles 5.12 and 5.13 of the Texas Corporation Act prior to the Special Meeting which holders have not withdrawn such objections or demands or otherwise lost their right to dissent;

                  (d) by Parent or Sub, if

                      (i) the Board of Directors of the Company shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal;

                      (ii) the Company shall have entered into any binding agreement (other than a confidentiality agreement in accordance with Section 5.02(a)) with respect to any Superior Proposal in accordance with Section 5.02(b); or

                      (iii) the Board of Directors of the Company shall have resolved to take any of the foregoing actions;

                  (e) by the Company in connection with entering into a definitive agreement in accordance with Section 5.02(b), provided it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee, and provided that the Company shall not have breached in any material respect the provisions of Section 5.02(a);

                  (f) by the Company, if

                      (i) there has been a breach of any representation or warranty on the part of Parent or Sub, which breach (a) causes the conditions set forth in Section 7.03(b) or (c) not to be satisfied, and
         (b) in the case of breaches of the representations and warranties contained in Sections 4.01, 4.02, 4.04, 4.05, 4.07, 4.09, 4.10, 4.12,
         4.13, 4.14, 4.15, 4.16, 4.19, 4.20, 4.21 and 4.23, shall not have been cured within 30 days following written notice by the Company of such breach; or

                      (ii) Parent or Sub fails to comply in any material respect with any of its material obligations or covenants contained herein; or

                  (g) by either Parent or the Company, if the Effective Time shall not have occurred by April 15, 2000 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time).

         SECTION 8.02. Effect of Termination. In the event of a termination of this Agreement by either the Company, Sub or Parent as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers, directors, stockholders or affiliates, except with respect to Section 3.15, Section 4.15, Section 6.05, Section 6.06, this Section 8.02 and Article IX; provided, however, that nothing herein shall relieve any party for liability for any breach of this Agreement, notwithstanding that the Company shall have no such liability if the

Agreement is terminated in accordance with Section 8.01(d) or (e) and the Termination Fee has been paid in full in accordance with the terms hereof.

         SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders (or which reduces the amount or changes the Merger Consideration to be delivered to such stockholders) without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.



                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, Shares by Sub pursuant to this Agreement.

         SECTION 9.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to Parent or Sub, to:     RailAmerica, Inc.
                                           5300 Broken Sound Boulevard N.W.
                                           Boca Raton, Florida 33487
                                           Attention:  Gary O. Marino
                                           Telecopy No.: (561) 994-3929
                                           Confirm No.:  (561) 994-6015
                             with a copy to:  Greenberg Traurig, P.A.
                                              1221 Brickell Avenue
                                              Miami, Florida 33131
                                              Attention: Fern Watts, Esq.
                                              Telecopy No.: (305) 579-0717
                                              Confirm No.: (305) 579-0500

                                         and

         (b)  if to the Company, to:          RailTex Inc.
                                              4040 Broadway, Suite 200
                                              San Antonio, Texas 78209
                                              Attention:  Ron Rittenmeyer
                                              Telecopy No.: (210) 841-8278
                                              Confirm No.:  (210) 841-7610

                             with a copy to:  Willkie Farr & Gallagher
                                              787 Seventh Avenue
                                              New York, New York 10019
                                              Attention:  Serge Benchetrit, Esq.
                                              Telecopy No.:  (212) 728-8111
                                              Confirm No.:  (212) 728-8000


         SECTION 9.03. Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "material adverse change" or "material adverse effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its subsidiaries taken as a whole. As used in this Agreement, "Knowledge of the Company" means to the actual knowledge, after reasonable due inquiry, of those individuals listed in Section

9.03(a) of the Disclosure Schedule. As used in this Agreement, "Knowledge of Parent" means to the actual knowledge, after reasonable due inquiry, of those individuals listed in Section 9.03(b) of the Disclosure Schedule.

         SECTION 9.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.05. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.07 and the exhibits hereto, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.06. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

         SECTION 9.07. Publicity. Except as otherwise required by law, or as expressly contemplated by this Agreement for so long as this Agreement is in effect, neither the Company, Sub nor Parent shall, nor shall the Company permit any of the Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the exclusive personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of

New York. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              RailAmerica, Inc.


                              By:  /s/Gary O. Marino
                                 ---------------------------------------------
                                  Name: Gary O. Marino
                                  Title:  Chairman of the Board, President and
                                  Chief Executive Officer


                              Cotton Acquisition Corp.


                              By:  /s/Gary O. Marino
                                 ---------------------------------------------
                                  Name: Gary O. Marino
                                  Title:  President


                              RailTex, Inc.


                              By:  /s/Ronald Rittenmeyer
                                 ---------------------------------------------
                                   Name:  Ronald Rittenmeyer
                                   Title:  Chairman of the Board, President and
                                   Chief Executive Officer

                                                                    EXHIBIT 5.06

                     Rights and Obligations with respect to
                             Registrable Securities

         Each person listed on Schedule A hereto shall have the following rights and obligations with respect to the Parent Shares issued to such person pursuant to the Agreement and Plan of Merger, dated as of October 14, 1999 (the "Merger Agreement"), by and among RailAmerica, Inc., Cotton Acquisition Corp. and RailTex, Inc.:

         1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement. As used in this
Exhibit 5.06, unless the context otherwise requires, the following terms have the following respective meanings:

         "Affiliate" means any person (as defined in the Merger Agreement), directly or indirectly, controlling, controlled by or under common control with such person.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Majority Holders" means stockholders owning a majority of the Registrable Securities outstanding at the time of determination.

         "Parent Shares" means the shares of common stock, par value $0.001 per share, of Parent to be received by the Holders in the Transactions.

         "Registrable Securities" means (i) Parent Shares received in the Merger by the holders of Company Shares at the Effective Time by virtue of the Merger who may be considered, in the reasonable judgment of the Company, an Affiliate of Parent (such holders and their transferees, the "Holders", and each such holder and any transferee, a "Holder"), (ii) Parent Shares received by the Holders in exchange for any Options, Stock Units or Restricted Stock pursuant to
Section 2.01 of the Merger Agreement, and (iii) any Related Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of them shall not, in the opinion of counsel to the holders, require registration of them under the Securities Act, or (c) they shall have ceased to be outstanding.

         "Registration Expenses" means all costs, fees and expenses incident to Parent's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses and the fees and disbursements of counsel for Parent and of its independent public accountants and of one counsel for the Holders, but excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer.

         "Registration Statement" has the meaning set forth in Section 2.1.

         "Related Registrable Securities" means any securities of Parent issued or issuable with respect to the Parent Shares received by the Holders in connection with the Transactions by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Representative" has the meaning set forth in Section 2.3.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

         "Seller Indemnified Parties" has the meaning set forth in Section
2.4(a).

         "Target Date" means the Closing Date.

         "Termination Date" means the first date on which all of the Registrable Securities may be distributed to the public by each Holder pursuant to Rule 144(k) (or any similar successor provision) under the Securities Act.

         "Transactions" means the transactions described in clauses (i) and (ii) of the definition of "Registrable Securities".

         2.       Registration Under Securities Act, etc.

                  2.1 Filing of Registration Statement.

                  (a) As soon as practicable, but in any event no later than the date on which the Company and Parent file with the Commission the definitive Proxy Statement, Parent shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") with respect to the Registrable Securities to be issued to the Holders pursuant to the Merger Agreement. Parent shall use its reasonable best efforts to (i) have the Registration Statement declared effective on or before the Target Date, and (ii) keep the Registration Statement continuously effective from the date such Registration Statement is declared effective until the Termination Date.

                  (b) Subject to Section 9 hereof, Parent shall promptly supplement or amend, if necessary, the Registration Statement as required by the registration form utilized by Parent or by the instructions applicable to such registration form or by the Securities Act and, in each case, Parent shall furnish to the holders of the Registrable Securities to which the Registration Statement relates and the managing underwriters, if any, copies of any such supplement or amendment prior to its being used and/or filed with the Commission. Parent shall pay all Registration Expenses incurred in connection with the Registration Statement and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement.

                  2.2 Registration Procedures.

                  (a) In connection with any registration statement filed pursuant to Section 2.1, Parent will, as expeditiously as possible:

                      (i) subject to Section 9 hereof, prepare and file with the Commission such registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith continuously as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement or as may be reasonably requested by the Majority Holders, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition (including methods described in any amendment or supplement referred to in (ii) below) by the seller or sellers thereof set forth in such registration statement (without limiting the generality of the foregoing, Parent will prepare and file such amendments and supplements as may be required to permit the distributees of any Registrable Securities held by a partnership or other entity or the donees of any Registrable Securities held by any stockholder to sell such shares pursuant to the registration statement);

                      (ii) if requested by the managing underwriter or underwriters or the Majority Holders of the Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such holders request should be included therein relating to the plan of distribution with respect to such Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after receiving notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                      (iii) furnish to each seller of Registrable Securities covered by such registration statement and the managing underwriters, if any, without charge, one original and as many conformed copies of such registration statement and of each such amendment thereto as reasonably requested by such seller or underwriter (including, in the case of the original copy, all exhibits) and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller or underwriter may reasonably request;

                      (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement and the managing underwriters, if any, under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement and the managing underwriter, if any, shall reasonably request, (y) to keep such registrations and qualifications, in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be necessary or advisable to enable such sellers or managing underwriters to consummate the disposition in such jurisdictions of the securities to be sold by such sellers or managing underwriters, provided that in connection therewith Parent shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or to subject itself to taxation in any jurisdiction;

                           (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities or self regulatory organizations as may be necessary or desirable, in the opinion of counsel to Parent, the seller or sellers of the Registrable Securities or the managing underwriters, to enable the seller or sellers thereof or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

                           (vi) promptly notify each seller of Registrable Securities covered by such registration statement and the managing underwriters, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and, subject to Section 9 hereof, at the request of any such seller, and the managing underwriters, if any, promptly prepare and furnish to each prospective seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (vii) in connection with any underwritten offering of Registrable Securities pursuant to the Registration Statement, enter into an underwriting agreement, in form, scope and substance as is customary in underwritten offerings, and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith (a) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings with respect to the business of Parent and the Registration Statement; (b) obtain opinions of counsel to Parent and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, shall be addressed to the underwriters and shall cover the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters); (c) obtain "cold comfort" letters and updates thereof from Parent's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (d) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 2.4 hereof with respect to all parties to be indemnified pursuant to said Section; and
         (e) Parent shall deliver such documents and certificates as may be requested by the managing underwriters to evidence compliance with clause (iv) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Parent. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder, and if at any time the representations and warranties of Parent contemplated in clause
         (vii)(a) above cease to be true and correct, Parent shall so advise the underwriter(s), if any, and each seller promptly and, if requested by such seller, shall confirm such advice in writing;

                           (viii) to maintain on file with the Nasdaq National Market and each other exchange on which Parent Shares are listed a copy of the most recent prospectus and otherwise use its best efforts to allow the sellers to satisfy the prospectus delivery requirements of the Securities Act in a manner not requiring physical delivery of a prospectus.

                  (b) Parent may require each holder of Registrable Securities as to which any registration is being effected to (i) furnish Parent such information regarding such holder and the distribution of such securities as Parent may from time to time reasonably request in writing and (ii) otherwise agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

                  (c) As a condition to including shares in any registration statement, Parent may require any holder of Registrable Securities to agree that, upon receipt of any notice from Parent of the happening of any event of the kind described in (i) subdivision (vi) of Section 2.2(a) or (ii) Section 9, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until (x) in the case of a notice under clause (i) above, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of Section 2.2(a), or until it is advised in writing by Parent that the use of the applicable prospectus may be resumed, and, if so directed by Parent, such holder will promptly deliver to Parent (at Parent's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice or (y) in the case of a notice under clause (ii) above, until expiration of the 30th day following the date of such notice or of any subsequent notice given in accordance with Section 8 hereof.

                  (d) If Parent suspends a registration statement or requires stockholders to cease sales of Registrable Securities pursuant to this section, Parent shall, as promptly as practicable following the termination of the circumstances which entitled Parent to do so, take such actions as may be necessary to reinstate the effectiveness of such registration statement and/or give written notice to all sellers of Registrable Securities authorizing them to resume sales pursuant to such registration statement.

                  (e) As a condition to including any Registrable Securities in any registration statement, each prospective seller shall agree to be bound by such lock-up agreements (not to exceed a period of 180 days) as the managing underwriter of any offering by the Company of its securities shall reasonably specify.

                  2.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of the Registration Statement, Parent (i) shall give a representative holder designated in writing to Parent by the Majority Holders (the "Representative"), any underwriter participating in any disposition of Registrable Securities, and counsel and accountants designated by the Representative and such underwriters the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto,
(ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of Parent with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Representative and any underwriter participating in any disposition of Registrable Securities, and such counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act, subject to each such person agreeing to treat confidentially any non-public information disclosed to them as a result of such investigation and
(iii) shall promptly notify the Representative and any underwriter participating in any disposition of Registrable Securities, and their counsel of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  2.4 Indemnification.

                  (a) Indemnification by Parent. Parent shall indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, each seller of any Registrable Securities covered by such registration statement, each other person, if any, who controls such seller within the meaning of the Securities Act,


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

each broker, dealer or underwriter acting on behalf of such seller and their respective directors, officers, partners, shareholders, employees and affiliates ("Seller Indemnified Parties") against any losses, claims, expenses, damages or liabilities (or actions or proceedings, whether commenced or threatened, or inquiries or investigations, in respect thereof), joint or several, to which such Seller Indemnified Parties may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, or inquiries or investigations, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act, and Parent will reimburse each such Seller Indemnified Parties for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, inquiry or investigation; provided, that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action, proceeding, inquiry or investigation in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation thereof or (ii) the sale of Registrable Securities pursuant to the registration statement to any person, if such seller (x) failed to send or give a copy of the prospectus, as the same may be then supplemented or amended, to such person within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such prospectus was corrected in the prospectus, as amended or (y) engaged in such sale in breach of its agreements pursuant to Section 2.2(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Seller Indemnified Parties and shall survive the transfer of such securities by such seller.

                  (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, each prospective seller shall agree to indemnify and hold harmless severally and not jointly (in the same manner and to the same extent as set forth in Section 2.4(a)) Parent, and each director, officer, employee and shareholder of Parent and each other person, if any, who participates or may be considered as an underwriter in the offering or sale of such securities and each other person who controls Parent within the meaning of the Securities Act ("Parent Indemnified Parties") with respect to (i) any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (provided that the liability of such indemnifying party under this clause (i) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability), or (ii) any sale of any Registrable Securities by such seller under the circumstances described in clause (ii) of the proviso to Section 2.4(a). Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Parent Indemnified Parties and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action, proceeding, investigation of inquiry involving a claim referred to in the preceding


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
subparagraphs of this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of such commencement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subparagraphs of this
Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding, claim, liability, investigation or inquiry is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of one such counsel, provided that in no event shall Parent be required to pay the expenses of more than one such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim, proceeding, inquiry, investigation or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

                  (d) Contribution. If the indemnification provided for in this
Section 2.4 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage, liability, inquiry or investigation or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of Parent and the sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of Parent and such sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent or such sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by Parent and such sellers from the offering of the securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Such sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint and no seller shall be liable under this subparagraph (d) for any amount in excess of the proceeds received by the seller in the offering giving rise to the liability hereunder. In addition, no person shall be

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

obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld or delayed.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subparagraphs of this Section 2.4 (with appropriate modifications) shall be given by Parent and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 2.4 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         3. Rule 144 and Rule 145. Parent shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 145 under the Securities Act, as such Rule may be amended from time to time, and (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities or holder of rights to acquire Registrable Securities, Parent will deliver to such holder a written statement as to whether it has complied with such requirements.

         4.       Participation in Underwritten Registrations.

                  (a) If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten offering, the investment bank or investment bankers and manager or managers that will administer the offering will be selected by the Majority Holders and shall be reasonably satisfactory to the Majority Holders of the Registrable Securities included in such offering and the Company.

                  (b) In the event any holder proposes to sell Registrable Securities covered by the Registration Statement in an underwritten offering, it will so notify Parent and provide Parent with the information to be included in the notice to be given by Parent hereinafter set forth. Promptly (and in any event within ten (10) Business Days) after receipt of such notice, Parent will give written notice to each other holder of Registrable Securities of (i) the name of the proposing holder, (ii) the number of Registrable Securities proposed to be sold by such proposing holder, and (iii) the right of each other holder to elect to have all or a portion of the Registrable Securities owned by such holder included in such underwritten offering by notifying Parent and the proposing holder of such election (and specifying the number of Registrable Securities to be so included) within ten (10) Business Days after receipt of such notice from Parent. A holder making such an election on a timely basis shall be entitled to have the number of Registrable Securities specified in such election included in the underwritten offering; provided, however, that, if the managing underwriter advises the participating holders in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the amount of Registrable Securities that may be included in the underwriting shall be so limited and shall be allocated among the participating holders pro rata in accordance with the number of Registrable Securities proposed to be included in the underwritten offering by the participating holders.

                  (c) No holder may participate in any underwritten registration hereunder unless such holder (x) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the holders entitled hereunder to approve such arrangements and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 4 shall be construed to create any additional rights regarding the registration of Registrable Securities in any holder otherwise than as set forth herein.

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

         5. Amendments. This Exhibit 5.06 may be amended only upon the prior written consent of Parent and the Majority Holders. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to Parent, be treated as the holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities pursuant to this Exhibit 5.06 or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Exhibit 5.06. If the beneficial owner of any Registrable Securities so elects, Parent may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided in the Merger Agreement, and, in the case of the Holders, shall be addressed in the manner set forth in the stock record books of Parent.

         8. Assignment. This Exhibit 5.06 shall be binding upon and inure to the benefit of and shall be enforceable by the Holders, by virtue of the approval of the Merger and such stockholder's receipt of Parent Shares pursuant to the Merger Agreement, and by Parent and its respective successors and assigns and, with respect to any Company Stockholder, any Original Holder of any Registrable Securities and their transferees and assigns, provided that, with respect to a transferee or assignee of shares of Registrable Securities, (i) such transfer is effected in accordance with applicable securities law, (ii) Parent is given written notice of such assignment contemporaneous with such assignment or promptly thereafter, and (iii) the transferee or assignee by written agreement acknowledges that he is bound by the terms of this Exhibit 5.06.

         9.       Holdback Agreements. Notwithstanding anything in this Exhibit
5.06 to the contrary, if (a)(i) Parent is in possession of material non-public information, (ii) the Board of Directors of Parent determines that disclosure of such material non-public information would not be in the best interests of Parent and its stockholders and (iii) the Board of Directors or Chief Executive Officer of Parent determines that suspension of the rights of the Holders to make sales pursuant to the Registration Statement is necessary in order to avoid a requirement to disclose such material, non-public information, (b) the Parent has made a public announcement relating to an acquisition or business combination including Parent or a subsidiary of Parent, or (c) the Board of Directors of Parent determines in good faith that it is in the best interests of Parent and its stockholders not to disclose the existence of facts surrounding any proposed or pending corporate transaction involving Parent, then Parent may notify the Holders that it elects to suspend the rights of the Holders to make sales pursuant to the Registration Statement for a period of time not to exceed ninety (90) days from the date of such notice, provided that, Parent may exercise its rights under this Section 9 no more than one time during any period of 180 consecutive days.

         10. No Inconsistent Agreements. Parent will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Exhibit 5.06.

         11. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights hereunder. Parent agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Exhibit 5.06 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.


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




                               LIST OF SCHEDULES (1)
                               ---------------------


Schedule 2.01(h)           -        Adjustment to Merger Consideration
Schedule 3.02(a)           -        List of Subsidiaries
Schedule 3.03              -        Capitalization
Schedule 3.05              -        Consents and Approvals; No violations
Schedule 3.07              -        Absence of Certain Changes or Events
Schedule 3.08              -        Undisclosed Liabilities
Schedule 3.10              -        Benefit Plans
Schedule 3.11              -        Other Compensation Agreements
Schedule 3.12              -        Litigation
Schedule 3.13              -        Permits; Compliance with Law
Schedule 3.14              -        Tax Matters
Schedule 3.16              -        Intellectual Property
Schedule 3.18              -        Labor Matters
Schedule 3.19              -        Title to and Condition of Property
Schedule 3.20              -        Environmental Matters
Schedule 3.21              -        Customers
Schedule 3.22              -        Interested Party Transactions
Schedule 5.01(e)           -        No Acquisitions
Schedule 5.01(g)           -        Indebtedness
Schedule 5.07              -        Board Seats
Schedule 6.09              -        Employee Matters
Schedule 7.03(f)           -        Conditions to Obligations of the Company to Effect the Merger
Schedule 9.03              -        Interpretation


---------------------------
(1) The List of Schedules and the List of Exhibits have been appended in compliance with Item 601(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


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